UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2011

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 16, 2011, Computer Sciences Corporation (“Company”) and Russell H. Owen entered into an agreement (“Agreement”), pursuant to which the Company and Mr. Owen mutually agreed that, effective immediately, Mr. Owen will no longer serve as President of the Company’s Managed Services Sector (“MSS”).  The terms and conditions of Mr. Owen’s new assignment with the Company, including his compensation, are set forth in the Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1, and is incorporated herein by reference and made a part hereof.

Effective September 16, 2011, Peter Allen, in addition to leading the Company’s Global Sales and Marketing, will assume the role of acting President of MSS.

On September 16, 2011, the Company issued a press release announcing the matters described in this Item 5.02, a copy of which is attached to this Form 8-K as Exhibit 99.1, and is incorporated herein by reference and made a part hereof.

Item 9.01. Financial Statements and Exhibits

Exhibits

10.1                      Agreement (filed herewith).

99.1                      Press Release (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: September 16, 2011	By:	/s/ Michael J. Mancuso
Michael J. Mancuso
Vice President and Chief Financial Officer

EXHIBIT LIST

Exhibit

10.1                      Agreement (filed herewith)

99.1                      Press Release (filed herewith).